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                                                             Exhibit 5


May 5, 1999

Marriott International, Inc.
10400 Fernwood Road
Bethesda, Maryland  20817

Ladies and Gentlemen:

We have acted as counsel for Marriott International, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration of 2,081,951 shares (the "Shares") of the Company's Class A Common Stock (the "Common Stock") on a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Shares of Common Stock may be offered from time to time, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement.

We have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Based on the foregoing and the assumptions that follow, we are of the opinion that the Shares of Common Stock are validly issued and are fully paid and non-assessable.

The foregoing opinion is limited to the Federal laws of the United States and the corporate law of the State of Delaware.

We have assumed that the certificates for the Shares of Common Stock conform to the specimen thereof examined by us and have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the Company's Law Department in the prospectus that forms a part of the Registration Statement, but in doing so, we do not admit that we are "experts" for purposes of the Act.

Very truly yours,

Marriott International, Inc.
Law Department


By:  /s/ Joseph Ryan
     ---------------------------------------------
     Joseph Ryan
     Executive Vice President and General Counsel